UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34709 (Commission File Number)	05-0574281 (IRS Employer Identification No.)

13927 South Gessner Road Missouri City, TX (Address of principal executive offices)		77489 (Zip Code)

Registrant's telephone number, including area code:   (713) 972-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to the Rights of Security Holders

The disclosure contained in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported, on March 25, 2014, Global Geophysical Services, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Court”).  On November 3, 2014, the Debtors filed with the Court the Second Amended Joint Chapter 11 Plan of Reorganization of Global Geophysical Services, Inc. and its Debtor Affiliates, as Reformed [Docket No. 751] (including all other exhibits and schedules thereto, as amended, supplemented or modified from time to time, the “Plan”).

Pursuant to and in connection with the consummation of the Plan, and following confirmation of the Plan by the Court, on February 6, 2015, the Company amended and restated its Certificate of Incorporation by filing the Fourth Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware (as so amended and restated, the “Amended Certificate”) and adopted amended and restated Bylaws of the Company (as so amended and restated, the “Amended Bylaws”).

The Amended Certificate makes certain technical revisions and, among other things, provides that:

(i)           the Company shall have authority to issue 1,000 shares of Common Stock, par value $0.01 per share;

(ii)           the Company may not issue non-voting equity securities;

(iii)           the board of directors will be elected on an annual basis as a single class, which, as long as Global Geophysical Services, LLC, a Delaware limited liability company that will become the sole stockholder of the Company in connection with the consummation of the Plan (“GGS Holdings”), holds more than 50% of the Company’s outstanding Common Stock, shall be composed of the individuals comprising the board of managers of GGS Holdings; and

(iv)           the Company, to the maximum extent permitted under applicable law, renounces any interest or expectancy in business opportunities presented to stockholders, their direct or indirect equity holders, or directors and acknowledges the rights of such individuals to have and make investments in and relationships with Competing Businesses (as defined in the Amended Certificate).

The Amended Bylaws make certain technical revisions and, among other things, provides that:

(i)           stockholders will have the ability to take any action by written consent, with certain limitations;

(ii)           the board of directors has the authority to delegate any of its powers to committees, established by resolutions adopted by the board, with certain exceptions;

(iii)           the transfer and issuance of, and payment for, stock of the Company is subject to certain restrictions;

(iv)           any repeal or amendment of the provisions of the Bylaws relating to Indemnification will have prospective effect only;

(v)           the rights afforded to indemnitees pursuant to the provisions of the Bylaws relating to indemnification, among other things, shall be contractual rights;

(vi)           upon proper disclosure, contracts or other transactions between the Company and its directors, officers or stockholders shall be valid; and

(vii)           certain matters and actions to be taken by the Company or its stockholders, directors or officers shall be directed by GGS Holdings or shall require the written consent of GGS Holdings.

The foregoing description of the Amended Certificate and Amended Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended Certificate and Amended Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 5, 2015, the Company adopted amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct,” and, as amended, the “Amended Code of Conduct”), which applies to all directors, officers and employees of the Company and its subsidiaries.  The amendments were adopted to enhance the provisions of the Code of Conduct regarding compliance with international trade laws and regulations.  The amendments also include technical, administrative and other non-substantive changes in other sections of the Code of Conduct.  The amendments did not relate to or result in any waiver, explicit or implicit, of any provision of the Code of Conduct.  The foregoing summary is qualified in its entirety by reference to the Amended Code of Conduct, a copy of which is attached as Exhibit 14.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Global Geophysical Services, Inc., dated February 6, 2015.

3.2	Bylaws of Global Geophysical Services, Inc., effective as of February 6, 2015.

14.1	Global Geophysical Services, Inc. Code of Business Conduct and Ethics, as revised February 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Geophysical Services, Inc.

Dated: February 9, 2015	/s/ SEAN M. GORE
Sean M. Gore
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Global Geophysical Services, Inc., dated February 6, 2015.

3.2	Bylaws of Global Geophysical Services, Inc., effective as of February 6, 2015.

14.1	Global Geophysical Services, Inc. Code of Business Conduct and Ethics, as revised February 5, 2015.